SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☒ Soliciting Material Under Rule 14a-12

ARGOSY GAMING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by Argosy Gaming Company pursuant to Rule 14a-12
of the Securities and Exchange Act

PENN NATIONAL GAMING, INC. ACQUISITION OF ARGOSY GAMING COMPANY 400 NOVEMBER 2004

Safe Harbor Disclosure

This presentation contains forward-looking statements from Penn National and Argosy Gaming (collectively, the "Companies") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements include without limitation those regarding the accretive nature of the merger, synergies arising from the merger, future capital expenditures and prospects for future growth. These statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. The Companies describe certain of these risks and uncertainties in their filings with the Securities and Exchange Commission, including their Annual Reports on Form 10-K for the year ended December 31, 2003. Some of these risks include without limitation those relating to the ability of the Penn National to integrate and manage facilities it acquires, risks relating to the development and expansion of properties, risks of increased competition, risks relating to the economy and interest rates, risks relating to possible increases in our effective rate of taxation, risks associated with failure by Penn National to obtain acquisition financing, and risks relating to the fact that both entities are heavily regulated by gaming authorities. In addition, consummation of Penn National's acquisition of Argosy Gaming is subject to several conditions including the approval of various governmental entities, including certain gaming regulatory authorities to which the Companies are subject. Furthermore, the Companies do not intend to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995. This presentation includes "Non-GAAP financial measures" within the meaning of SEC Regulation G. A reconciliation of all Non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found at www.pngaming.com, in the Recent News section.

Transaction Overview
Transaction value of $2.2 billion
$47.00 per share in cash
16.4% premium to closing price of $40.38 (11/02/04)
30% premium to average closing price over the last 90 days
Aggregate $1.4 billion in total equity consideration
Repay $805 million of Argosy's outstanding indebtedness
TTM transaction EBITDA multiple of 8.5x
Fully committed financing
Expected closing: 2H '05
Expected to be immediately accretive to EPS upon closing

Transaction Rationale
Will create the nation's third largest casino operator
In excess of $2 billion in pro forma annual revenues
In excess of $550 million in LTM EBITDA (includes $20 million in corporate synergies)
Significant near-term growth prospects at both entities
Expansion into three new jurisdictions Indiana, Missouri, Iowa
Complimentary geographic asset base
Further diversifies cash flows
Combined company will be broadly diversified by property and region
No single property will account for more than 20% of revenue
No single property will account for more than 25% of EBIDTA
Consistent with Penn Nationals successful long-term growth strategy
Regional properties operationally similar to PENNs existing portfolio

COMBINED PORTFOLIO OVERVIEW

Property	Casino Sq. Ft.	Gaming Machines	Table Games	Hotel Rooms	EBITDA[1]
Hollywood Aurora	53,000	1,161	22	—	$70.3
Charles Town	114,000	3,793	—	—	106.8
Casino Rouge	28,000	1,065	31	—	33.0
Casino Magic	39,500	1,212	28	492	21.3
Hollywood Tunica	54,000	1,616	31	494	25.6
Boomtown	33,600	1,100	20	—	15.2
Racing (3 Racetracks, 7 OTW's)	—	—	—	—	5.4
Casino Rama (mgmt. fee)	75,000	2,313	121	300	14.7
Bullwhackers	20,700	904	—	—	4.4
Pennwood JV/Freehold	—	—	—	—	1.5
Argosy – Lawrenceburg	74,300	2,248	95	300	144.9
Alton Belle	26,700	1,067	20	—	18.6
Argosy – Kansas City	62,000	1,750	42	—	37.1
Argosy – Baton Rouge	28,900	849	12	300	18.5
Belle of Sioux City	20,300	616	18	—	13.9
Empress - Joliet	50,000	1,148	24	102	54.9
TOTALS	**701,400**	**20,842**	**464**	**2,477**	**586.1**

PENN NATIONAL GAMING, INC.

[1] LTM 9/30/04, $ in millions, excludes corporate overhead.

4

Historical Record of Delivering Strong, Stable Growth
($ in millions)
  Revenue
2001           $519
2002           $658
2003         $1,049
2004E        $1,137
Q3 LTM-PF        $2,138

EBITDA
2001        $113
2002        $141
2003        $243
2004E       $278
Q3 LTM-PF       $554
Note: 2004E figures are as announced October 26, 2004 and exclude discontinued operations and include $20M of anticipated corporate synergies.

Revenue Diversification by Region
PENN LTM = $1.1 B Pro Forma LTM = $2.1 B
Note: Excludes discontinued operations, corporate eliminations and overhead. LTM 9/30/04. Excludes Bangor and Toledo Raceways.

EBITDA Diversification by Region PENN LTM = $298 M Pro Forma LTM = $586 M Note: Excludes discontinued operations, corporate eliminations and overhead. LTM 9/30/04. Excludes Bangor and Toledo Raceways.

EBITDA Diversification by Property PENN LTM = $298 M Pro Forma LTM = $586 M
Note: Excludes discontinued operations, corporate eliminations and overhead. LTM 9/30/04. Excludes Bangor and Toledo Raceways.

Sources and Uses of Funds
($ in millions)
        Sources of Funds ($)

Cash                         $108.8
Senior Credit Facilities        2,639.0

Total Sources of Funds     $2,747.8

Uses of Funds ($)

Total Equity Consideration      $1,410.4
Argosy Retired Debt                805.3
Penn National Retired Debt         319.9
Fees & Expenses                212.2
Total Uses of Funds             $2,747.8

Capitalization
September 30, 2004 ($ in millions)
                                                          PENN   Pro Forma(1)
Cash                                               $  83.2       $ 120.0
11 1/8% Sr. Sub Notes due 08callable 3/05              200.0     200.0
8 7/8% Sr. Sub Notes due 10callable 3/06               175.0     175.0
6 7/8% Sr. Sub Notes due 11callable 12/07              200.0     200.0
Senior Credit Facilities                                 320.0   2,639.0
Capital Leases & Other                                14.8          17.7

Total Debt                                              $909.8  $3,231.7
(1) Reflects the financing of the Argosy Gaming Company acquisition and assumes $175 million of net proceeds from the sale of Penns Pocono Downs.

Pro Forma Credit Statistics ($ in millions)
                                                        LTM 9/30/04
                                                                                                  PENN   Pro Forma(1)

Leverage
Senior Debt/EBITDA                                    1.2x        4.8x
Total Debt/EBITDA                                     3.3         5.8

Coverage
EBITDA/Interest Expense                           2.8x    3.0x
(1) Includes $20 million in corporate synergies.
Value Investor/Growth Operator
Rapidly growing operator of regional gaming properties
Expanding into new markets
Capitalizing on jurisdictional growth opportunities
Slot focus in strong regional drive-to markets
Growing cash flow, well-diversified by market and property
Proven, disciplined acquisition strategy
Successfully integrated three acquisitions in last four years
In each case, reduced total transaction value as multiple of EBITDA in first twelve months of operations
Experienced management team with 10-year track record of building shareholder value
36% compound annual growth in share price since May '94 IPO
Significant near-term growth prospects at Penn National and Argosy Gaming

INVESTOR RELATIONS PENN NATIONAL GAMING, INC. Senior VP and CFO: William Clifford 610.373.2400 Investor Relations: Joseph Jaffoni 212.835.8500 penn@jcir.com

Additional Information

     In connection with the proposed merger, Argosy Gaming Company (“Argosy”) will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY ARGOSY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ARGOSY BY DIRECTING A REQUEST TO: Argosy Gaming Company, Attn: Investor Relations Department, 219 Piasa Street, Alton, IL 62002, telephone (618) 474-7500

     Argosy and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Argosy's stockholders in connection with the proposed merger is set forth in Argosy's annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 12, 2004 and proxy statement for its 2004 annual meeting of stockholders filed with the SEC on March 12, 2004. Additional information will be set forth in the proxy statement when it is filed with the SEC.